Exhibit 7.2
BELL CANADA
and
CIBC MELLON TRUST COMPANY -
COMPAGNIE TRUST CIBC MELLON

FIRST
SUPPLEMENTAL
TRUST INDENTURE

Bearing Formal Date of July 12, 1999

THIS FIRST SUPPLEMENTAL TRUST INDENTURE made at the City of Montréal in the Province of Québec as of the 12th day of July, 1999

BETWEEN:	BELL CANADA, a corporation continued under the Canada Business Corporations Act (the “Corporation”)

OF THE FIRST PART

AND:	CIBC MELLON TRUST COMPANY — COMPAGNIE TRUST CIBC MELLON, a company incorporated under the laws of Canada, duly authorized to carry on the business of a trust company (the “Trustee”)

OF THE SECOND PART
     WHEREAS by Trust Indenture (hereinafter referred to as the “1997 Original Trust Indenture”) bearing formal date of November 28, 1997, executed by the Corporation in favour of the Trustee, as trustee, provision was made for the issue by the Corporation from time to time of Securities of the Corporation without limit as to the aggregate principal amount;
     AND WHEREAS the Corporation has been authorized by Certified Resolution to enter into this First Supplemental Trust Indenture in order to amend Sections 1.01(b), 3.03(b), 3.06, 3.11(1), 3.13 and 11.01 of the 1997 Original Trust Indenture, the whole in accordance with Sections 8.01(2), 8.01(7) and 8.01(8) of the 1997 Original Trust Indenture;
     AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.
     NOW THEREFORE THIS FIRST SUPPLEMENTAL TRUST INDENTURE WITNESSETH and it is hereby covenanted, agreed and declared as follows:

2

ARTICLE ONE
AMENDMENT OF THE 1997 ORIGINAL TRUST INDENTURE
     Section 1.01. Section 3.03(b) of the 1997 Original Trust Indenture is deleted and replaced by the following paragraph:
“(b) Should the Securities be in a “book-entry only” form under the Depository System, the Securities shall be substantially in the form set out in Schedules B, C or D hereof as specified in the Corporation Order setting the Terms of the Securities”.
     Section 1.02. Section 3.06 of the 1997 Original Trust Indenture is amended by adding thereto the following two paragraphs:
“In addition to the foregoing, all transfers or exchanges of any interest in a Security shall be made in accordance with Schedule E hereto, if applicable.
Adjustments to the principal amount of Securities issued substantially in the form of Schedule C or D hereof shall be signed on behalf of the Corporation by an Officer or by the Trustee who is hereby appointed as authorized representative of the Corporation for the purpose of signing on behalf of the Corporation such adjustments.”
     Section 1.03. Section 3.11(1) of the 1997 Original Trust Indenture is amended by adding as a second paragraph thereto the following :
“In the event that the Corporation, on or after July 12, 1999, issues Securities in “book-entry only” form that are initially sold to “qualified institutional buyers” pursuant to Rule 144A under the United States Securities Act of 1933, such Securities shall be represented by a separate Global Certificate which shall be substantially in the form of Schedule D hereto and the transfer or exchange of any beneficial interest in the Securities represented by such Global Certificate shall only be made in compliance with Schedule E hereto.”

3

     Section 1.04. (a) Section 3.13(iii) of the 1997 Original Trust Indenture is deleted and replaced by the following paragraph:
“(iii) if the Corporation or the Depository advises the Trustee that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as Holder of one or more of the Global Certificates and the Corporation is unable to locate a qualified successor Depository;”
                    (b) the last paragraph of Section 3.13 of the 1997 Original Trust Indenture is deleted and replaced by the following paragraph:
“Physical Securities shall be issued, which shall bear similar legends restricting the transferability thereof as were borne by the corresponding Global Certificates, and the Trustee must notify the Depository, for and on behalf of Participants and Beneficial Owners, of the availability through the Depository of such Physical Securities. The Depository will then surrender the applicable Global Certificates along with written instructions to the Trustee as to the Participants in whose names the Physical Securities are to be registered and the authorized denominations of the Physical Securities to be registered in the Central Security Register in the name of each such Participant.”
     Section 1.05. (a) Section 11.01 of the 1997 Original Trust Indenture is amended by adding as a second paragraph thereto the following:
“With respect to any new series of Securities issued pursuant to this Indenture on or after July 12, 1999, unless otherwise specified in the Corporation Order setting out the Terms of the Securities of such new series, the Corporation may, at its option, redeem at any time all, or from time to time any part, of the Outstanding Securities of any such series by payment of the greater of the Canada Yield Price and the principal amount of the Securities to be redeemed, together in each case with all unpaid interest accrued to but excluding the date fixed for redemption.”

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                    (b) Section 1.01(b) of the 1997 Original Trust Indenture is amended by adding, immediately after the definition of “Branch Security Register”, the following definition:
“With respect to any new series of Securities issued pursuant to this Indenture on or after July 12, 1999, “Canada Yield Price” with respect to a Security means, in effect, a price equal to the price of the Security, calculated on the Banking Day preceding the day on which the redemption is authorized by the Corporation, to provide a yield from the date fixed for redemption to the Stated Maturity with respect to principal equal to the Government of Canada Yield plus 0.05%, or such other percentage as may be set forth in the Corporation Order setting out the Terms of the relevant series of Securities.”
                    (c) Section 1.01(b) of the 1997 Original Trust Indenture is amended by adding, immediately after the definition of “Global Certificates”, the following definition:
“With respect to any new series of Securities issued pursuant to this Indenture on or after July 12, 1999, “Government of Canada Yield” means, with respect to a Security, the simple average of the yields determined by the Investment Dealers as being the yields from the date fixed for redemption to the Stated Maturity with respect to principal of such Security, assuming semi-annual compounding, which an issue of non-callable Government of Canada bonds would carry on the remaining term to the Stated Maturity with respect to principal of such Security.”
                    (d) Section 1.01(b) of the 1997 Original Trust Indenture is amended by adding, immediately after the definition of “Interest Payment Date”, the following definition:
“With respect to any new series of Securities issued pursuant to this Indenture on or after July 12, 1999, “Investment Dealers” means two investment dealers selected by the Trustee and approved by the Corporation, who are independent of the Corporation and who are members of the Investment Dealers Association of Canada (or if the Investment Dealers Association of Canada shall cease to exist, such other independent investment dealers as the Trustee may select with the approval of the Corporation), which investment dealers shall be retained by the Trustee at the cost of the Corporation to determine the Government of Canada Yield as provided in this Indenture.”

5

ARTICLE TWO
INDENTURE SUPPLEMENTAL TO THE
1997 ORIGINAL TRUST INDENTURE
     Section 2.01. This First Supplemental Trust Indenture is declared to be supplemental to the 1997 Original Trust Indenture and is to form part of and shall have the same effect as though incorporated in the 1997 Original Trust Indenture. The 1997 Original Trust Indenture is a part of these presents and is by this reference included herein with the same effect as though at length set forth herein. All the provisions of the 1997 Original Trust Indenture, except only so far as may be inconsistent with the express provisions of these presents, shall apply to and have effect in connection with this First Supplemental Trust Indenture. All terms used in this First Supplemental Trust Indenture which are defined in the 1997 Original Trust Indenture shall have the meanings ascribed to these terms in the 1997 Original Trust Indenture unless otherwise defined in this First Supplemental Trust Indenture or unless the context otherwise specifies or requires.
ARTICLE THREE
COUNTERPARTS, LANGUAGE AND FORMAL DATE
     Section 3.01. This First Supplemental Trust Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. This First Supplemental Trust Indenture may be referred to as bearing formal date of July 12, 1999 irrespective of the actual date of its execution.

6

     Section 3.02. The parties hereto have expressly requested and agreed that this First Supplemental Trust Indenture be in the English language. Les parties aux présentes ont expressément requis et convenu que la présente modification à la convention de fiducie soit rédigée en anglais.
     IN WITNESS WHEREOF the parties have executed this First Supplemental Trust Indenture.

BELL CANADA
By:	/s/ L. F. Ruggins
L. F. Ruggins
Vice-President, Financing and Treasury

CIBC MELLON TRUST COMPANY COMPAGNIE TRUST CIBC MELLON
By:	/s/ Pierre Tremblay
Pierre Tremblay
Senior Trust Officer, Fiduciary Services

By:	/s/ Ernestine Reinhold
Ernestine Reinhold
Manager, Fiduciary Services

SCHEDULE C
FORM OF CANADIAN CUSIP GLOBAL SECURITY

BCM●-000● (Canadian CUSIP Global Security)	CDN $●
CUSIP●
BELL CANADA
(INCORPORATED UNDER THE LAWS OF CANADA)

Date of Issue: ● ●, ●	Maturity Date: ● ●, ●
●% DEBENTURE, SERIES ●, DUE ●
Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited or its lawful successor (the “Depository”) to Bell Canada or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of the Depository (and any payment is made to CDS & Co. or to such other entity as requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CDS & Co., has an interest herein. This certificate is issued pursuant to a Master Letter of Representations of Bell Canada to the Depository as such letter may be replaced or amended from time to time.
This Debenture is a Global Certificate (the “Canadian CUSIP Global Security”) within the meaning of the Indenture hereinafter referred to and is registered in the name of the nominee of the Depository. Except as otherwise provided in the Indenture, this Canadian CUSIP Global Security may be transferred in whole, but not in part, only to another nominee of The Canadian Depository for Securities Limited or to a successor depository or to a nominee of such successor depository.

2

CUSIP ●
BELL CANADA, for value received, promises to pay to the order of:
CDS & CO.
at maturity (or on such earlier date as the principal sum of this Debenture may become payable in accordance with the terms of the Indenture) the principal sum set forth in the attached Schedule I (together with such further sum, if any, as may be payable by way of premium) upon presentation and surrender of this Debenture at the principal office of the Registrar appointed pursuant to the Indenture in any of the cities of Montréal and Toronto, or at any other place as may be designated from time to time by Bell Canada, and, if applicable, to pay interest (less any tax required to be deducted) on the principal amount of this Debenture in accordance with and subject to the following terms:

Interest rate per annum:	● %

Interest payment dates:	● ●, ● and ● ●, ●

Other features:	●
The principal amount of the ●% Debentures, Series ●, Due ● ●, ● (the “Series ● Debentures”) represented from time to time by this Canadian CUSIP Global Security is set forth in Schedule I which forms an integral part hereof. This Canadian CUSIP Global Security is one of two Global Certificates (the other one being a 144A CUSIP Global Security in the initial principal amount of Cdn. $●), the aggregate principal amount of which two Global Certificates may not exceed ●Million Canadian Dollars (Cdn $● ), being the initial aggregate principal amount of the Series ● Debentures. Upon compliance with the conditions set forth in the Indenture, the principal amount of the Series ● Debentures, represented by this Canadian CUSIP Global Security, may be increased by an amount equal to the amount of the corresponding decrease of the principal amount of Series ● Debentures represented by the 144A CUSIP Global Security and vice-versa, with the adjustments to such principal amount recorded in Schedule I on behalf of Bell Canada and signed by a duly authorized representative thereof.
IN WITNESS WHEREOF Bell Canada has caused this Canadian CUSIP Global Security to be executed by its duly authorized officers and dated as of its date of issue.

3

CUSIP ●
DATED as of this ● day of ● ●
BELL CANADA

By:		By:
	Authorized Officer		Authorized Officer
This Debenture is subject to a trust indenture dated as of November 28, 1997, as it may be supplemented from time to time including by the first supplemental trust indenture dated as of July 12, 1999 (which indenture and supplemental indenture, together with all indentures supplemental thereto, are herein referred to as the “Indenture”) made between Bell Canada and CIBC Mellon Trust Company, as trustee (herein called the “Trustee”), to which Indenture reference is expressly made for a statement of the respective rights thereunder of the holders of Debentures, the Trustee and Bell Canada and of the terms and conditions upon which the Debentures are, and are to be, authenticated and delivered, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the holders of Debentures by acceptance hereof assent.
Bell Canada, the Trustee and any agent of Bell Canada or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes whether or not this Debenture be overdue.
This Debenture shall not become valid or obligatory for any purpose until it shall have been authenticated by or on behalf of the Registrar appointed pursuant to the Indenture.

4

CUSIP ●
● ●
REGISTRAR’S AUTHENTICATION
AUTHENTICATED FOR AND ON BEHALF OF BELL CANADA
CIBC MELLON TRUST COMPANY
TRUSTEE AND REGISTRAR

By
AUTHORIZED OFFICER

DATE OF AUTHENTICATION: ● ●, ●
TRANSFER
FOR VALUE RECEIVED,

______________ hereby assign(s) and transfer(s) unto _________ the within Debenture, together with the principal thereof and all accrued interest thereon, if any, by irrevocably constituting and appointing _______ to transfer such Debenture on the Securities register of Bell Canada, with full power of substitution in the premises.
Dated_______
In the presence of _____________________

SIGNATURE

Transferee’s social insurance number (if applicable): _____________________

5

SCHEDULE I
TO THE CANADIAN CUSIP GLOBAL SECURITY NO. BCM●-000●
CUSIP ●
BELL CANADA
● % Debenture, Series ●, Due ●

Adjusted
	Initial aggregate	Increase-	aggregate
Date	principal amount	(Decrease)	principal amount	Authorization
● ●, ●	$●	●	●	●

SCHEDULE D

FORM OF 144A CUSIP GLOBAL SECURITY

BCM●-000● (144A CUSIP Global Security)	CDN $●
CUSIP●
BELL CANADA
(INCORPORATED UNDER THE LAWS OF CANADA)

Date of Issue: ● ●, ●	Maturity Date: ● ●, ●
●% DEBENTURE, SERIES ●, DUE ●
Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited or its lawful successor (the “Depository”) to Bell Canada or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of the Depository (and any payment is made to CDS & Co. or to such other entity as requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CDS & Co., has an interest herein. This certificate is issued pursuant to a Master Letter of Representations of Bell Canada to the Depository as such letter may be replaced or amended from time to time.
This Debenture is a Global Certificate (the “144A CUSIP Global Security”) within the meaning of the Indenture hereinafter referred to and is registered in the name of the nominee of the Depository. Except as otherwise provided in the Indenture, this 144A CUSIP Global Security may be transferred in whole, but not in part, only to another nominee of The Canadian Depository for Securities Limited or to a successor depository or to a nominee of such successor depository.

CUSIP ●
BELL CANADA, for value received, promises to pay to the order of:
CDS & CO.
at maturity (or on such earlier date as the principal sum of this Debenture may become payable in accordance with the terms of the Indenture) the principal sum set forth in the attached Schedule I (together with such further sum, if any, as may be payable by way of premium) upon presentation and surrender of this Debenture at the principal office of the Registrar appointed pursuant to the Indenture in any of the cities of Montréal and Toronto, or at any other place as may be designated from time to time by Bell Canada, and, if applicable, to pay interest (less any tax required to be deducted) on the principal amount of this Debenture in accordance with and subject to the following terms:

Interest rate per annum:	●%

Interest payment dates:	● ●, ● and ● ●, ●

Other features:	●
The principal amount of the ●% Debentures, Series ●, Due ● (the “Series ● Debentures”) represented from time to time by this 144A CUSIP Global Security is set forth in Schedule I which forms an integral part hereof. This 144A CUSIP Global Security is one of two Global Certificates (the other one being a Canadian CUSIP Global Security in the initial principal amount of Cdn. $●), the aggregate principal amount of which two Global Certificates may not exceed ● Million Canadian Dollars (Cdn. $●), being the initial aggregate principal amount of the Series ● Debentures. Upon compliance with the conditions set forth in the Indenture, the principal amount of the Series ● Debentures, represented by this 144A CUSIP Global Security, may be decreased by an amount equal to the amount of the corresponding increase of the principal amount of Series ● Debentures, represented by the Canadian CUSIP Global Security and vice-versa, with the adjustments to such principal amount recorded in Schedule I on behalf of Bell Canada and signed by a duly authorized representative thereof.

CUSIP ●
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BELL CANADA THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO BELL CANADA, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE 1933 ACT, OR (2) RULE 144 UNDER THE 1933 ACT, IF APPLICABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY”, IN SETTLEMENT OF TRANSACTIONS. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO CIBC MELLON TRUST COMPANY AND BELL CANADA, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.
IN WITNESS WHEREOF Bell Canada has caused this 144A CUSIP Global Security to be executed by its duly authorized officers and dated as of its date of issue.
DATED as of this ● day of ● ●
BELL CANADA

By:		By:
	Authorized Officer		Authorized Officer

CUSIP ●
This Debenture is subject to a trust indenture dated as of November 28, 1997, as it may be supplemented from time to time including by the first supplemental trust indenture dated as of July 12, 1999 (which indenture and supplemental indenture, together with all indentures supplemental thereto, are herein referred to as the “Indenture”) made between Bell Canada and CIBC Mellon Trust Company, as trustee (herein called the “Trustee”), to which Indenture reference is expressly made for a statement of the respective rights thereunder of the holders of Debentures, the Trustee and Bell Canada and of the terms and conditions upon which the Debentures are, and are to be, authenticated and delivered, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the holders of Debentures by acceptance hereof assent.
Bell Canada, the Trustee and any agent of Bell Canada or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes whether or not this Debenture be overdue.
This Debenture shall not become valid or obligatory for any purpose until it shall have been authenticated by or on behalf of the Registrar appointed pursuant to the Indenture.

● ●
CUSIP ●
REGISTRAR’S AUTHENTICATION
AUTHENTICATED FOR AND ON BEHALF OF BELL CANADA
CIBC MELLON TRUST COMPANY
TRUSTEE AND REGISTRAR

By
AUTHORIZED OFFICER

DATE OF AUTHENTICATION: ● ●, ●
TRANSFER
FOR VALUE RECEIVED,
_______ hereby assign(s) and transfer(s) unto _______ the within Debenture, together with the principal thereof and all accrued interest thereon, if any, by irrevocably constituting and appointing _______ to transfer such Debenture on the securities register of Bell Canada, with full power of substitution in the premises.
Dated_______
In the presence of _______

SIGNATURE

Transferee’s social insurance number (if applicable): _____________________

SCHEDULE I
TO THE 144A CUSIP GLOBAL SECURITY NO. BCM•-000•
CUSIP ●
BELL CANADA
● % Debenture, Series ●, Due ●

Adjusted
	Initial aggregate	Increase-	aggregate
Date	principal amount	(Decrease)	principal amount	Authorization
● ●, ●	$●	●	●	●

SCHEDULE E
INSTRUCTIONS FOR THE TRANSFER OF SECURITIES
Bell Canada
Set forth below are the instructions to be followed by CIBC Mellon Trust Company/ Compagnie Trust CIBC Mellon, as trustee (the “Trustee”) of the Securities of Bell Canada (the “Corporation”) to be issued from time to time under the 1997 Original Trust Indenture, as supplemented from time to time including the First Supplemental Trust Indenture bearing formal date of July 12, 1999, (collectively, the “Trust Indenture”) in connection with:
(A)	transfers of Physical Securities bearing the United States Securities Act of 1933, as amended (the “1933 Act”), legend (the “U.S. Legend”) set forth in paragraph 2 below (the “Legended Physical Securities”) or Securities in book-entry only form under the Depository System (the “144A CUSIP Global Securities”) bearing the U.S. Legend and a restricted CUSIP number (the “144A CUSIP”) to a person outside the United States in compliance with Rule 904 of Regulation S under the 1933 Act;

(B)	transfers of the Legended Physical Securities other than in the manner described in clause (A) or transfers of the 144A CUSIP Global Securities in compliance with Rule 144 under the 1933 Act; or

(C)	transfers of Securities sold in Canada to Canadian residents (the “Canadian CUSIP Global Securities”) to U.S. persons in compliance with Rule 144A of the 1933 Act.
Initially, all Securities of any series of Securities sold on or after July 12, 1999 in the United States under Rule 144A will be in book-entry only form and issued in the form of fully registered global Securities held by The Canadian Depository for Securities Limited or a successor Depository in Canada and will bear the U.S. Legend and a 144A CUSIP which will be different from the CUSIP number (the “Canadian CUSIP”) borne by Canadian CUSIP Global Securities of the same series and will be substantially in the form of Schedule D to the Trust Indenture.

1.	Transfers of Legended Physical Securities in compliance with Rule 904 of Regulation S

Upon surrender for registration of transfer of any Legended Physical Security certificate at an authorized office of the Trustee by a person who sold the Securities represented thereby in compliance with Rule 904 of Regulation S under the 1933 Act, the Trustee shall authenticate, register and deliver in the name of the transferee a new Security certificate without the U.S. Legend representing the number of Securities so transferred, provided that the transferor has delivered (by facsimile transmission or otherwise) to the Trustee and the Corporation a duly executed declaration in the following form:

“To: CIBC MELLON TRUST COMPANY -

COMPAGNIE TRUST CIBC MELLON

To: BELL CANADA

The undersigned (A) acknowledges that the sale of Securities, represented by certificate number(s) _______, to which this certificate relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (B) certifies that (1) it is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of Bell Canada, (2) the offer of such Securities was not made to a person in the United States, and at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, and (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

Name of the Transferor:

By:

By:

Dated:	”

2.	Transfers of Legended Physical Securities other than in the manner described in Paragraph 1 above

Upon surrender for registration of transfer of any Legended Physical Security at an authorized office of the Trustee, the Trustee shall authenticate, register and deliver in the name of the transferee a new Security certificate with the U.S. Legend in the following form printed on the face thereof representing the aggregate number of Securities so transferred:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BELL CANADA THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO BELL CANADA, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE 1933 ACT OR (2) RULE 144 UNDER THE 1933 ACT, IF APPLICABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS. A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO CIBC MELLON TRUST COMPANY AND BELL CANADA, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT”;
provided, however, that the Trustee shall authenticate, register and deliver in the name of such transferee a new Security certificate without the U.S. Legend representing the number of Securities so transferred, provided that the transferor has delivered to the Trustee and the Corporation an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that the Securities are being resold under Rule 144 of the 1933 Act and that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

3.	Transfers of 144A CUSIP Global Securities in compliance with Rule 904 of Regulation S

If, at any time, an owner of a beneficial interest in a 144A CUSIP Global Security deposited with the Depository wishes to transfer its interest in such 144A CUSIP Global Security in compliance with Rule 904 of Regulation S under the 1933 Act, the Trustee shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of the applicable global Security bearing the 144A CUSIP and to increase or cause to be increased the aggregate principal amount of the applicable Canadian CUSIP Global Security by the principal amount of the beneficial interest in the 144A CUSIP Global Security to be transferred, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Canadian CUSIP Global Security equal to the reduction in the aggregate principal amount of the applicable 144A CUSIP Global Security, and to debit, or cause to be debited, from the account of the person making such transfer the beneficial interest in the 144A CUSIP Global Security that is being transferred, provided that the transferor of the beneficial interest in the 144A CUSIP Global Security has delivered (by facsimile transmission or otherwise) to the Trustee and the Corporation a duly executed declaration in the following form:

“To: CIBC MELLON TRUST COMPANY -

COMPAGNIE TRUST CIBC MELLON

To: BELL CANADA

The Undersigned (A) certifies it owns $______ aggregate principal amount of the Securities represented by a beneficial interest in a global security bearing a legend and a related CUSIP number restricting transfer that reflects its issuance as a global security sold under Rule 144A of the 1933 Act, (B) acknowledges that the sale of Securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (C) certifies that (1) it is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of Bell Canada, (2) the offer of such Securities was not made to a person in the United States, and at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, and (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

Name of the Transferor:

By:

By:

Date:

4.	Transfers of 144A CUSIP Global Securities in compliance with Rule 144 under the 1933 Act

If, at any time, an owner of a beneficial interest in a 144A CUSIP Global Security deposited with the Depository wishes to transfer its beneficial interest in such 144A CUSIP Global Security under Rule 144 under the 1933 Act, the Trustee shall instruct the Depository to reduce the principal amount of the 144A CUSIP Global Security, and to increase the principal amount of the Canadian CUSIP Global Security, by the principal amount of the beneficial interest in the 144A CUSIP Global Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Canadian Global CUSIP Security equal to the reduction in the aggregate principal amount of the applicable 144A CUSIP Global Security, and to debit, or cause to be debited, from the account of the person making such transfer the beneficial interest in the 144A CUSIP Global Security that is being transferred, provided that the transferor of the beneficial interest in the 144A CUSIP Global Security has delivered to the Trustee and the Corporation an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that such Securities are being resold under Rule 144 and under applicable requirements of the 1933 Act or state securities laws.

5.	Transfers of Canadian CUSIP Global Securities in compliance with Rule 144A of the 1933 Act

If, at any time, but subject to the last paragraph of this paragraph 5, an owner of a beneficial interest in a Canadian CUSIP Global Security deposited with the Depository wishes to transfer its interest in such Canadian CUSIP Global Security in compliance with Rule 144A of the 1933 Act, the Trustee shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of the applicable Canadian CUSIP

Global Security and to increase or cause to be increased the aggregate principal amount of the applicable 144A CUSIP Global Security by the principal amount of the beneficial interest in the Canadian CUSIP Global Security to be transferred, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the 144A CUSIP Global Security equal to the reduction in the aggregate principal amount of the applicable Canadian CUSIP Global Security, and to debit, or cause to be debited, from the account of the person making such transfer the beneficial interest in the Canadian CUSIP Global Security that is being transferred, provided that the transferee has delivered (by facsimile transmission or otherwise) to the Trustee and to the Corporation a duly executed declaration in the following form:

“To: CIBC MELLON TRUST COMPANY -

COMPAGNIE TRUST CIBC MELLON

To: BELL CANADA

In connection with the purchase by the undersigned purchaser (the “Purchaser”) of Medium Term Debentures (the “Securities”) of Bell Canada (the “Corporation”), the Purchaser or the undersigned on behalf of the Purchaser, as the case may be, hereby certifies and agrees for the benefit of each of you that:

1.	The Purchaser is a “qualified institutional buyer” as defined in Rule 144A (“Rule 144A”) under the United States Securities Act of 1933 (the “1933 Act”) because the Purchaser either:

(check one of the following categories)
[ ] (1)	is a dealer registered under Section 15 of the United States Securities Exchange Act of 1934 and, as of the end of the Purchaser’s most recent fiscal year, owned and invested on a discretionary basis an aggregate of not less than U.S. $10,000,000 in securities of issuers not affiliated with it, which securities do not include any unsold allotment to or subscription by the Purchaser as a participant in a public offering; or

[ ] (2)	is an investment company registered under the United States Investment Company Act of 1940 and, as of the end of the Purchaser’s most recent fiscal year, it, alone or in the aggregate with other investment companies having the same investment adviser, owned and invested on a discretionary basis an aggregate of not less than U.S. $100,000,000 in securities of issuers not affiliated with it or with such other investment companies; or

[ ] (3)	is a _____________________________ [specify nature of entity, such as insurance company, employee benefit plan, collective or master bank trust fund, etc.] and qualified institutional buyer other than a dealer or an investment company and, as of the end of the Purchaser’s most recent fiscal year, owned and invested on a discretionary basis an aggregate of not less than U.S. $100,000,000 in securities of issuers not affiliated with it.
2.	The Purchaser has calculated the amount of securities owned or invested referred to above in accordance with Rule 144A.

3.	If the Purchaser is an investment company, the investment adviser named below is the investment adviser to the Purchaser and the person signing on behalf of the investment adviser is an executive officer of the investment adviser.

4.	The person signing on behalf of the Purchaser is the chief financial officer or other executive officer of the Purchaser.

5.	The Purchaser is aware that the Securities have not been and will not be registered under the 1933 Act and that the sale to it of the Securities is being made in reliance on the exemption from such registration provided by Rule 144A, and the Purchaser certifies that: (a) it is and will be acquiring the Securities for its own account or for the account of another qualified institutional buyer; and (b) it has received all information, financial and other, with respect to the Corporation which it has requested and to which it is entitled under the provisions of paragraph (d)(4) of Rule 144A.

6.	The Purchaser acknowledges that the Securities are “restricted securities” for the purposes of the 1933 Act and agrees that if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless (a) the sale is to Bell Canada, (b) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, or (c) the sale is made inside the United States in accordance with (i) Rule 144A to a person that the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if applicable.

7.	The Purchaser understands that all certificates representing Securities sold in the United States will bear a legend to the following effect:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BELL CANADA THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO BELL CANADA, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE 1933 ACT OR (2) RULE 144 UNDER THE 1933 ACT, IF APPLICABLE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS. A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO CIBC MELLON TRUST COMPANY AND BELL CANADA, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.”

Print name of Purchaser

DATE: ______________________	By:
Name
Title

AND,

if the Purchaser is an investment company, fill in below:

Print name of Investment adviser

as investment adviser to the Purchaser, with respect to numbered paragraphs 1 (2), 2 and 3 only
By:
Name
Title

Notwithstanding the foregoing, in the event that all beneficial interests in the 144A CUSIP Global Security have been transferred in compliance with the provisions of this Schedule E with the result that beneficial interests in such 144A CUSIP Global Security no longer exist, the Trustee shall immediately cancel the 144A CUSIP Global Security and no new 144A CUSIP Global Security shall, thereafter, be permitted to be re-issued with respect to the same series of Securities.